UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K


                              CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 11, 1997



                    NATIONAL SEMICONDUCTOR CORPORATION
                    -----------------------------------
         (Exact name of registrant as specified in its charter)


        DELAWARE              1-6453                   95-2095071
        --------              ------                   ----------
(State of incorporation)    (Commission             (I.R.S. Employer
                             File Number)            Identification No.)



                2900 Semiconductor Drive, P.O. Box 58090
                   Santa Clara, California  95052-8090
                   -----------------------------------
                 (Address of principal executive offices)


Registrant's telephone number, including area code:  (408) 721-5000

(Page 1)

NATIONAL SEMICONDUCTOR CORPORATION

INDEX



                                                          Page No.
                                                          --------

Item 2. Acquisition or Disposition of Assets                 3

Item 7. Financial Statements and Exhibits                    3-10

Signature                                                    11

(Page 2)

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

     On March 11, 1997, National Semiconductor Corporation completed the disposition of its Fairchild Semiconductor business ("Fairchild"), which consists of a broad portfolio of logic, discrete and non-volatile memory semiconductor devices aimed at high-volume markets. The disposition was completed in a recapitalization transaction with Sterling, LLC, a Citicorp Venture Capital, Ltd. portfolio investment in related businesses, and Fairchild's management. The recapitalization was valued at $550 million. In addition to retaining a 15 percent equity interest in Fairchild for which the Company paid $12.9 million, the Company received cash of $401 million, a promissory note of $77 million and certain liabilities were assumed by Fairchild. The Fairchild assets disposed of consisted primarily of land, building and equipment, as well as net working capital.

The Company expects to record a gain on the disposition in the fourth quarter of fiscal 1997 after determining final divestiture costs and transition liabilities.

The information which is set forth in the Registrant's News Release dated March 11, 1997 is incorporated herein by reference and further describes the transaction.


Item 7.  Financial Statements and Exhibits
------------------------------------------

(b)	Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements present pro forma financial information for National Semiconductor Corporation and its subsidiaries (the "Company") giving effect to the March 11, 1997 disposition of its Fairchild business. The unaudited pro forma condensed consolidated balance sheet as of November 24, 1996 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended November 24, 1996 and for the year ended May 26, 1996 are presented as if the disposition transaction had occurred at the beginning of the earliest period presented.

The pro forma condensed consolidated financial statements should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 24, 1996 and the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended May 26, 1996. The pro forma information may not necessarily be indicative of what the Company's results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company's results of operations or financial position for any future period or date.

(Page 3)

NATIONAL SEMICONDUCTOR CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS  (Unaudited)
(in millions)
                                       November 24, 1996
                         ----------------------------------------------
                                    Business    Other
                                      to be   Pro forma
                         Historical disposed Adjustments      Pro forma
                                      (A)
                         ---------- -------- -----------      ---------
ASSETS
Current assets:
 Cash and cash equivalents $  396.7 $  388.1    $     -        $  784.8
 Short-term marketable
  investments                  45.2       -           -            45.2
 Receivables, net             304.3    (10.2)       18.5 (G)      312.6
 Inventories                  261.9    (73.2)        7.0 (B)      195.7
 Deferred tax assets          140.4     17.2       (32.1)         125.5
 Other current assets          65.5     (8.6)         -            56.9
                           -------- --------    --------       --------
 Total current assets       1,214.0    313.3        (6.6)       1,520.7

Property, plant and
 equipment, net             1,243.2   (315.0)      158.0 (B)    1,086.2
Long-term marketable
 investments                    7.0       -           -             7.0
Other assets                   87.4 (1) 63.5          -           150.9
                           -------- --------    --------       --------
Total assets               $2,551.6 $   61.8    $  151.4       $2,764.8
                           ======== ========    ========       ========


LIABILITIES and SHAREHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings
  and current portion
  of long-term debt        $   30.8 $     -     $     -        $   30.8
 Accounts payable             207.4    (22.4)       12.8 (D)      197.8
 Accrued expenses             295.5    (28.0)  (2)   3.3 (B,D)    270.8
 Income taxes                 162.6     40.3        10.3 (B)      213.2
                           -------- --------    --------       --------
 Total current liabilities    696.3    (10.1)       26.4          712.6

Long-term debt                382.8       -           -           382.8
Deferred income taxes          11.1       -           -            11.1
Other non-current liabilities  39.6       -           -            39.6
                           -------- --------    --------       --------
 Total liabilities          1,129.8    (10.1)       26.4        1,146.1
                           -------- --------    --------       --------

(Page 4)

NATIONAL SEMICONDUCTOR CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS  (Unaudited)
(in millions)
(continued)
                                         November 24, 1996
                         ----------------------------------------------
                                    Business    Other
                                      to be   Pro forma
                         Historical disposed Adjustments      Pro forma
                                       (A)
                         ---------- -------- -----------      ---------

Commitments and contingencies

Shareholders' equity:
 Common stock              $   69.8 $     -    $       -       $   69.8
 Additional paid-in capital   952.9       -            -          952.9
 Retained earnings            399.1     71.9  (3)  125.0(B,D,G)   596.0
                           -------- --------   ---------       --------
 Total shareholders' equity 1,421.8     71.9       125.0        1,618.7
                           -------- --------   ---------       --------
Total liabilities and
 shareholders' equity      $2,551.6 $   61.8   $   151.4       $2,764.8
                           ======== ========   =========       ========


--------------------

The following detail has been provided to clarify pro forma adjustments that have been combined for certain financial statement categories (in millions):

(1)    Other assets:
        Disposal of other assets of Fairchild               $ (1.5) (A)
        Recording of the note and equity investment
        at net realizable value                               65.0  (A)
                                                            ------
                                                            $ 63.5
(2)    Accrued expenses:
        Release of restructure reserve                      $  4.8  (B)
        Liabilities remaining with National                   (8.1) (D)
                                                            ------
                                                            $ (3.3)
(3)    Retained earnings:
        Release of restructure reserve, net of tax          $127.4  (B)
        Liability remaining with National                    (20.9) (D)
        Distributor reserves assumed by Fairchild             18.5  (G)
                                                            ------
                                                            $125.0

See accompanying Notes to Pro forma Condensed Consolidated Financial
Statements

(Page 5)

NATIONAL SEMICONDUCTOR CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)

                                 Six months ended November 24, 1996
                         ----------------------------------------------
                                    Business    Other
                                      to be   Pro forma
                         Historical disposed Adjustments      Pro forma
                                       (A)
                         ---------- -------- -----------      ---------
Net sales                  $1,227.6 $ (286.6)   $     -        $  941.0

Operating costs and expenses:
Cost of sales                 824.6   (220.7)  (4)  (6.0)(B,E)    597.9
Research and development      186.4     (8.5)        3.2 (F)      181.1
 Selling, general and
  administrative              200.4    (42.1)       27.9 (F)      186.2
Restructuring of operations   256.3     (5.3)     (162.8)(B)       88.2
                           -------- --------    --------       --------
   Total operating costs
   and expenses             1,467.7   (276.6)     (137.7)       1,053.4
                           -------- --------    --------       --------
Operating loss               (240.1)   (10.0)      137.7         (112.4)
Interest income, net (c)        2.3       -          4.5 (C)        6.8
Other income, net                .3       .1         (.1)(F)         .3
                           -------- --------    --------       --------
Loss before
  income taxes               (237.5)    (9.9)      142.1         (105.3)
Income tax benefit            (59.4)      -         33.1 (H)      (26.3)
                           -------- --------    --------       --------
Net loss                   $ (178.1)$   (9.9)   $  109.0       $  (79.0)
                           ======== ========    ========       ========

Earnings per share:
         Primary           $  (1.29)                           $  (0.57)
         Fully diluted     $  (1.29)                           $  (0.57)

Weighted average shares:
         Primary              138.4                               138.4
         Fully diluted        138.4                               138.4

--------------------
The following detail has been provided to clarify pro forma adjustments that have been combined for certain financial statement categories (in millions):

(4)  Cost of Sales:
      Release of inventory reserve                        $   (7.0) (B)
      Purchase of Fairchild goods and services
       under the manufacturing agreement                       1.0  (E)
                                                           --------
                                                          $   (6.0)

See accompanying Notes to Pro forma Condensed Consolidated Financial
Statements

(Page 6)

NATIONAL SEMICONDUCTOR CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)

                                   Fiscal Year ended May 26, 1996
                         ----------------------------------------------
                                    Business    Other
                                      to be   Pro forma
                         Historical disposed Adjustments      Pro forma
                                       (A)
                         ---------- -------- -----------      ---------
Net sales                  $2,623.1 $ (687.8)   $     -        $1,935.3

Operating costs and expenses:
Cost of sales               1,560.9   (472.7)        9.0(E)     1,097.2
Research and development      361.3    (30.3)       18.5(F)       349.5
 Selling, general and
  administrative              486.8   (114.0)       76.3(F)       449.1
                           -------- --------    --------       --------
   Total operating costs
   and expenses             2,409.0   (617.0)      103.8        1,895.8
                           -------- --------    --------       --------
Operating income              214.1    (70.8)     (103.8)          39.5
Interest income, net           13.3       -          9.0 (C)       22.3
Other income, net              19.8     (1.5)        2.0 (F)       20.3
                           -------- --------    --------       --------
Income before
  income taxes                247.2    (72.3)      (92.8)          82.1
Income tax provision           61.8        -       (41.3)(H)       20.5
                           -------- --------    --------       --------
Net income                 $  185.4 $  (72.3)   $  (51.5)      $   61.6
                           ======== ========    ========       ========

Earnings per share:
         Primary           $   1.36                            $   0.42
         Fully diluted     $   1.34                            $   0.42

Weighted average shares:
         Primary              132.5                               132.5
         Fully diluted        138.6                               132.5

Income used in primary
   earnings per common share
   calculation(reflecting
   preferred dividends,
   if applicable)          $  179.8                            $   56.0

Income used in fully
   diluted earnings per share
  (reflecting adjustment for
   interest on convertible
   notes when dilutive)    $  185.4                            $   56.0

See accompanying Notes to Pro forma Condensed Consolidated Financial
Statements

(Page 7)

National Semiconductor Corporation

Notes to Pro Forma Condensed Consolidated Financial Statements


(A)	Reflects the disposition of the Company's Fairchild business for a total valuation of $550.0 million, which included cash of $401.0 million, a promissory note of $77.0 million and the assumption of certain liabilities. In connection with this transaction, the Company also retained 15 percent equity interest in the Fairchild company, for which it paid $12.9 million. The pro forma adjustment to the condensed consolidated balance sheet as of November 24, 1996 includes the effect of the receipt of cash, recording of the note and equity investment at net realizable value and assignment of certain liabilities as agreed upon. Included in retained earnings is the resulting estimated gain to be recognized on the disposition transaction net of applicable income taxes as if the disposition transaction occurred on November 24, 1996.
The actual gain on disposition when recorded in the fourth quarter of fiscal 1997 will differ based on the actual carrying value of the net assets as of March 11, 1997 and determination of final divestiture costs. The estimated gain to be recognized on the disposition transaction has been excluded from the pro forma condensed consolidated statement of operations for the year ended May 26, 1996.

(B)	In June 1996, the Company announced the formation of the Fairchild organization in connection with a reorganization which included the Company's active pursuit of a sale or partial financing of all or a portion of the Fairchild businesses and related assets. In connection with the reorganization, the Company recorded a restructuring charge of $256.3 million for the write down of Fairchild assets to estimated fair value, costs associated with staffing reductions and other exit costs necessary to reduce the Company's infrastructure in both Fairchild and the remaining National core business areas. The adjustments to the carrying value of the Fairchild assets were determined based on estimated fair value of the individual businesses of Fairchild on the expected date of disposal. Such adjustments were primarily related to the logic and memory product lines of the Fairchild business. There were no adjustments recorded to the carrying value of discrete product line assets. Since the final transaction resulted in the disposition of the combined Fairchild businesses, the Company realized an overall net gain from the transaction. As a result, the Company will release $162.8 million of the restructure charge primarily related to the write down of Fairchild assets. In addition, the Company will also release $7.0 million of a $15.0 million one-time charge taken to write down Fairchild inventory to net realizable value in connection with the reorganization. The pro forma adjustment to the condensed consolidated balance sheet as of November 24, 1996 includes the effect of the release of these reserves and included in retained earnings is the related combined credit of $169.8 million net of $42.4 million taxes of which $10.3 million is current income taxes payable and $32.1 million is deferred taxes. The pro forma adjustment to the condensed consolidated statement of operations for the six months ended November 24, 1996 includes the effect of the related credits arising from the release of these reserves.

(Page 8)

(C)	The pro forma adjustment to the condensed consolidated statements of operations for the year ended May 26, 1996 and the six month ended November 24, 1996 includes the effect of interest income that the Company would have earned on the promissory note given by Fairchild in connection with the disposition transaction. The note bears interest at an annual rate of 11.74 percent.

(D)	Under the terms of the asset purchase agreement entered into as part of the transaction, certain liabilities of Fairchild existing at the close of the transaction will remain liabilities of the Company. The pro forma adjustment to the condensed consolidated balance sheet as of May 26, 1996 reflects the effect of recording those liabilities as liabilities of the Company.

(E)	In connection with the Fairchild transaction, Fairchild and the
Company have entered into a manufacturing agreement under which the Company will purchase at least $330 million of goods and services from Fairchild during the first 39 months after the transaction. Historically, these services provided by Fairchild have been provided at cost. The pro forma adjustment to the condensed consolidated statements of operations for the year ended May 26, 1996 and the six months ended November 24, 1996 reflects the effect of the Company's commitment to purchase goods and services based on the wafer prices provided for in the manufacturing agreement applied to the historical unit volume and compared to actual costs.

(F)	Historically, the Company has allocated certain expenses for research and development, selling and marketing and headquarter functions from central corporate cost centers. The pro forma adjustment reflects the removal of these allocated expenses from the Fairchild business and the add back to National.

(G)	Under the terms of the asset purchase agreement, the revenue reserves related to Fairchild products will be assumed by Fairchild. The pro forma adjustment to the condensed consolidated balance sheet as of May 26, 1996 reflects the elimination of these reserves.

(H)	The pro forma adjustment to income taxes in the condensed
consolidated balance sheet as of November 24, 1996 and the condensed consolidated statements of operations for the year ended May 26, 1996 and the six months ended November 24, 1996 is based on the Company's actual effective tax rate of 25 percent for all periods presented.

(Page 9)

(c). Exhibits

    Designation
    of Exhibit     Description of Exhibit
    -----------    ----------------------
        2.1        Agreement and Plan of Recapitalization between
                   Sterling Holding Company, LLC and National
                   Semiconductor Corporation.

        99         Contents of News Release dated  March 11, 1997.

(Page 10)

SIGNATURE
---------

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NATIONAL SEMICONDUCTOR CORPORATION



Date:  March 26, 1997
                                     /s/ Richard D. Crowley, Jr.
                                     ----------------------------------
                                     Richard D. Crowley, Jr.
                                     Vice President and Controller
                                     Signing on behalf of the registrant
                                     and as principal accounting officer

(Page 11)

Exhibit 2.1

                  AGREEMENT AND PLAN OF RECAPITALIZATION

                                 between

                     STERLING HOLDING COMPANY, LLC

                                  and

                   NATIONAL SEMICONDUCTOR CORPORATION


                         Dated January 24, 1997


TABLE OF CONTENTS

ARTICLE I   DEFINITIONS...........................................1

ARTICLE II  RECAPITALIZATION......................................5
      2.1.  Formation of Fairchild Companies......................5
      2.2.  Transactions at Closing...............................5
      2.3.  The Closing...........................................6

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF NSC.................7
      3.1.  Organization..........................................7
      3.2.  Corporate Power and Authority; Effect of Agreement....7
      3.3.  Consents..............................................8
      3.4.  Litigation............................................8
      3.5.  Brokers...............................................8
      3.6.  Purchase for Investment...............................8
      3.7.  Asset Purchase Agreement Representations..............8

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF INVESTOR.............9
      4.1.  Organization..........................................9
      4.2.  Power and Authority; Effect of Agreement..............9
      4.3.  Consents..............................................9
      4.4.  Litigation...........................................10
      4.5.  Brokers..............................................10
      4.6.  Purchase for Investment..............................10
      4.7.  Financing............................................10
      4.8.  Ownership of Investor................................10
      4.9.  Inspections..........................................10
      4.10. Asset Agreement......................................11

ARTICLE V   COVENANTS OF NSC.....................................11
      5.1.  Fulfillment of Agreements............................11
      5.2.  Access, Information and Documents....................11
      5.3.  Consents.............................................12
      5.4.  Conduct of Business..................................12
      5.5.  Capitalization; Liabilities..........................13
      5.6.  Competing Financings.................................14

ARTICLE VI  COVENANTS OF INVESTOR................................14
      6.1.  Fulfillment of Agreements............................14
      6.2.  Consents.............................................14
      6.3.  Financing............................................14

ARTICLE VII CONDITIONS TO INVESTOR'S OBLIGATIONS.................14
      7.1.  Bringdown of Representations and Warranties..........15
      7.2.  Performance and Compliance...........................15
      7.3.  Opinion of Counsel...................................15
      7.4.  Satisfactory Instruments.............................15
      7.5.  Required Consents....................................15
      7.6.  Litigation...........................................16
      7.7.  Ancillary Agreements.................................16
      7.8.  Absence of Changes...................................16
      7.9.  Timely Satisfaction of Conditions....................16

ARTICLE VIII CONDITIONS TO NSC'S OBLIGATIONS.....................17
      8.1.  Bringdown of Representations and Warranties..........17
      8.2.  Performance and Compliance...........................17
      8.3.  Opinion of Counsel...................................17
      8.4.  Satisfactory Instruments.............................17
      8.5.  Required Consents....................................17
      8.6.  Litigation...........................................18
      8.7.  Ancillary Agreements.................................18

ARTICLE IX..CERTAIN ADDITIONAL COVENANTS.........................18
      9.1.  Termination..........................................18
      9.2.  Costs, Expenses and Taxes............................19
      9.3.  Hart-Scott-Rodino Antitrust Improvements Act of 1976.19
      9.4.  No Setoff............................................19

ARTICLE X   INDEMNIFICATION......................................19
      10.1. Indemnification By NSC...............................19
      10.2. Indemnification by Investor..........................20
      10.3. General Indemnification Procedures...................20

ARTICLE XI  MISCELLANEOUS........................................22
      11.1. Nature and Survival of Representations...............22
      11.2. Notices..............................................22
      11.3. Entire Agreement.....................................23
      11.4. Assignment; Binding Effect; Severability.............23
      11.5. Governing Law........................................24
      11.6. Execution in Counterparts............................24
      11.7. Public Announcement..................................24
      11.8. No Third Party Beneficiaries.........................24
      11.9. Headings.............................................24
      11.10.Further Assurances...................................24
      11.11.Amendment and Waiver.................................25



                                EXHIBITS


1-A       NSC Note
1-B       Purchase Price Note
2.1-A     Fairchild Charter
2.1-B     Fairchild Parent Charter
2.2-A	    Asset Agreement
2.2-C-1   Technology Licensing and Transfer Agreement
2.2-C-2   Transition Services Agreement
2.2-C-3   Fairchild Foundry Services Agreement
2.2-C-4   Revenue Side Letter
2.2-C-5   Fairchild Assembly Services Agreement
2.2-C-6   National Foundry Services Agreement
2.2-C-7   National Assembly Services Agreement
2.2-C-8   Mil/Aero Wafer Services Agreement
2.2-C-9   Shared Facilities Agreement (for South Portland Site)
2.2-C-10  Shared Services Agreement (for South Portland Site)
2.2-C-11  Shared Services and Occupancy Agreement (for Santa Clara Site)
2.2-D     Shareholders Agreement
4.7A Commitment from Credit Suisse First Boston, Bankers Trust New York Corporation and CIBC Wood Gundy Securities Corp.
4.7B Commitment from Bankers Trust Company, Credit Suisse First Boston and Canadian Imperial Bank of Commerce
4.7C      Commitment from Citicorp Venture Capital Ltd.
7.3       Opinion of Counsel for NSC
8.3       Opinion of Counsel for Investor

                          DISCLOSURE SCHEDULES

A     Closing Actions Outline
1     Purchase Price Adjustments
3.3   NSC's Consents
3.4   Litigation
7.5   Required Consents


                 AGREEMENT AND PLAN OF RECAPITALIZATION


      This Agreement and Plan of Recapitalization (the "Agreement") is made this 24th day of January, 1997, between STERLING HOLDING COMPANY, LLC, a Delaware limited liability company ("Investor"), and NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation ("NSC").

                               Background

      A. NSC is engaged as one of its businesses in the business of manufacturing and distributing the Business Products (as hereinafter defined) through its Fairchild Division.

      B. The Board of Directors of NSC deems it advisable and in the best interest of NSC, the Business (as hereinafter defined) and the stockholders of NSC, to adopt a plan of recapitalization of the Business pursuant to which (i) NSC will transfer the Purchased Assets and Assumed Liabilities of the Business to Fairchild Semiconductor Corporation, a Delaware corporation to be formed by NSC for such purpose ("Fairchild"), and Fairchild will accept the Purchased Assets and assume the Assumed Liabilities, (ii) NSC will transfer all of the outstanding common stock of Fairchild to FSC Semiconductor Corporation, a Delaware corporation to be formed by NSC for such purpose ("Fairchild Parent"), and (iii) Investor will purchase certain securities of Fairchild Parent, all on the terms and conditions set forth herein.

      C. In connection with the recapitalization of the Business, NSC will enter into the Operating Agreements (as hereinafter defined) with Fairchild and NSC and Fairchild will enter into an agreement regarding certain actions relating to implementation of the transactions contemplated hereby in accordance with the outline attached as Schedule A.

      D. It is intended that the transactions contemplated hereby be recorded as a recapitalization for financial reporting purposes.

                                 Terms

      In consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:



                                ARTICLE I

                               DEFINITIONS

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

           "Affiliate" of a Person means any Person controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

           "Agreement" shall have the meaning set forth in the Introduction.

           "Asset Agreement" shall have the meaning set forth in Section
2.2(a).

           "Assumed Liabilities" shall have the meaning set forth in the Asset Agreement.

           "Best Efforts" is defined to require that the obligated party make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any significant expenditure of funds or the incurrence of any significant liability on the part of the obligated party, nor the incurrence of any expense or liability which is unreasonable in light of the related objective, nor does it require that the obligated party act in a manner which would otherwise be contrary to prudent business judgment or normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated party did not in fact utilize its Best Efforts in attempting to accomplish the objective.

           "Business" means NSC's Logic, Memory and Discrete Power and Signal Technologies Business Units as historically conducted and accounted for (including Flash Memory, but excluding Public Networks, Programmable Products and Mil Logic Products).

           "Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which the principal offices of either Investor or NSC are closed or become closed prior to 2:00 p.m. local time whether in accordance with established company policy or as a result of unanticipated events including adverse weather conditions.

           "Business Products" shall have the meaning set forth in the Asset Agreement.

           "Cash Payment" means a cash amount equal to the principal amount of the Purchase Price Note including interest accrued and unpaid thereon, if any.

           "Claim Notice" shall have the meaning set forth in Section
10.3.

           "Claim Response" shall have the meaning set forth in Section
10.3.

           "Closing" shall have the meaning set forth in Section 2.3.

           "Closing Date" shall have the meaning set forth in Section
2.3.

           "Commitment Letters" shall have the meaning set forth in
Section 4.7.

           "Confidentiality Agreement" means the letter from NSC to CVC regarding confidentiality dated August 23, 1996 and the letter from BA Partners to CVC regarding confidentiality dated September 4, 1996.

           "CVC" means Citicorp Venture Capital Ltd., a New York corporation.

           "Damages" means any and all losses, liabilities, damages, penalties, obligations, awards, fines, deficiencies, interest, claims (including third party claims, whether or not meritorious), costs and expenses whatsoever (including reasonable attorneys', accountants' and environmental consultants' fees and disbursements) resulting from, arising out of or incident to (i) any matter for which indemnification is provided under this Agreement, or (ii) the enforcement by an indemnified party of its rights to indemnification under this Agreement; provided, however, that Damages shall not include consequential or incidental damages (other than consequential or incidental damages that are awarded to third parties under matters covered by the foregoing clauses (i) or (ii)).

           "Defense Notice" shall have the meaning set forth in Section
10.3.

           "Department" shall have the meaning set forth in Section 9.3.

           "Excluded Liabilities" shall have the meaning set forth in the Asset Agreement.

           "Fairchild" shall have the meaning set forth in the Background.

           "Fairchild Charter" shall have the meaning set forth in
Section 2.1(a).

           "Fairchild Companies" shall mean Fairchild and Fairchild
Parent.

           "Fairchild Common Stock" means the Common Stock, par value $.01 per share, of Fairchild.

           "Fairchild Parent" shall have the meaning set forth in the Background.

           "Fairchild Parent Charter" shall have the meaning set forth in Section 2.1(b).

           "Financing" means the financing required to effect the transactions contemplated by this Agreement (including, without limitation, the repayment of the Purchase Price Note) and to pay related fees and expenses on terms and conditions reasonably satisfactory to Investor.

           "First Boston Commitment Letter" shall have the meaning set forth in Section 5.6.

           "FSC Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of Fairchild Parent.

           "FSC Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of Fairchild Parent.

           "FSC Preferred Stock" means the 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share, of Fairchild Parent.

           "FSC Securities" means the FSC Class A Common Stock, FSC Class B Common Stock and FSC Preferred Stock.

           "FTC" shall have the meaning set forth in Section 9.3.

           "HSR Act" shall have the meaning set forth in Section 5.3.

           "Indemnitee" shall have the meaning set forth in Section
10.3.

           "Indemnitor" shall have the meaning set forth in Section
10.3.

           "Investor" shall have the meaning set forth in the Introduction.

          "Management Investors" means the members of management of the Business designated by Investor pursuant to Section 2.2 to acquire a portion of the FSC Securities to be acquired by Investor pursuant to this Agreement.

          "Market Disruption Event" shall have the meaning set forth in
Section 7.8.

          "Material Adverse Effect" shall have the meaning set forth in the Asset Agreement.

          "NSC" shall have the meaning set forth in the Introduction.

          "NSC Note" means a promissory note in the principal amount of $77 million issued by Fairchild Parent to NSC, the principal terms of which are set forth on Exhibit 1-A.

          "Operating Agreements" means the Technology Licensing and Transfer Agreement, Transition Services Agreement, Fairchild Foundry Services Agreement, Revenue Side Letter, Fairchild Assembly Services Agreement, National Foundry Services Agreement, National Assembly Services Agreement, Mil/Aero Wafer Services Agreement, Shared Facilities Agreement (for South Portland Site), Shared Services Agreement (for South Portland Site), and Shared Services and Occupancy Agreement substantially in the forms of Exhibits 2.2-C-1, 2.2-C-2, 2.2-C-3, 2.2-C-4, 2.2-C-5, 2.2-C-6, 2.2-C-7, 2.2-C-8, 2.2-C-9, 2.2-C-10 and 2.2-C-11
respectively.

          "Person" means and includes any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

          "Purchase Price Note" means a demand promissory note in the principal amount of $472.8 million (subject to the adjustments set forth on Schedule 1) from Fairchild to NSC in the form of Exhibit 1-B.

          "Purchased Assets" shall have the meaning set forth in the Asset Agreement.

          "Response Period" shall have the meaning set forth in Section
10.3.

          "Shareholders Agreement" shall have the meaning set forth in
Section 2.2(d).

          "Transaction Agreements" means this Agreement, the Operating Agreements and the Asset Agreement.

          "Voluntary Participation" shall have the meaning set forth in
Section 10.3.


                               ARTICLE II

                            RECAPITALIZATION

     2.1. Formation of Fairchild Companies. Prior to the Closing, NSC shall have taken the following actions:

            (a) caused the certificate of incorporation of Fairchild to be filed substantially in the form attached hereto as Exhibit 2.1-A (the "Fairchild Charter") with the Secretary of State of the State of Delaware as required by the Delaware General Corporation Law under the name "Fairchild Semiconductor Corporation"; and

            (b) caused the certificate of incorporation of Fairchild Parent to be filed substantially in the form attached hereto as Exhibit 2.1-B (the "Fairchild Parent Charter") with the Secretary of State of the State of Delaware as required by the Delaware General Corporation Law under the name "FSC Semiconductor Corporation".

     2.2. Transactions at Closing. The following transactions, which together shall constitute the recapitalization, shall be consummated at the Closing on the Closing Date in the following order and each transaction shall be conditioned upon the occurrence of the other transactions:

            (a) NSC and Fairchild shall enter into an Asset Purchase Agreement substantially in the form attached hereto as Exhibit 2.2-A (the "Asset Agreement"), and NSC shall transfer the Purchased Assets (other than the Non-Assignable Assets) and the Assumed Liabilities to Fairchild, and Fairchild shall accept the Purchased Assets (other than the Non-Assignable Assets) and assume the Assumed Liabilities, pursuant to such Asset Purchase Agreement in exchange for the Purchase Price Note and 100 shares of Fairchild Common Stock;

            (b) NSC shall transfer all of the outstanding shares of Fairchild Common Stock and cash in the amount of $12,837,000 to Fairchild Parent for 1,095,000 shares of FSC Class A Common Stock, 1,245,000 shares of FSC Class B Common Stock and 11,667 shares of FSC Preferred Stock and the NSC Note;

            (c) NSC shall enter into the Operating Agreements with Fairchild substantially in the forms attached hereto as Exhibits 2.2-C-1 through -11,

            (d) NSC, Investor, Management Investors and Fairchild
Parent shall enter into a Securities Purchase and Holders Agreement (the "Shareholders Agreement") in the form attached hereto as Exhibit 2.2-D;

            (e) NSC shall cause Fairchild Parent to sell, and Investor shall purchase, 6,205,000 shares of FSC Class A Common Stock at a purchase price of $0.50 per share, 7,055,000 shares of FSC Class B Common Stock at a purchase price of $0.50 per share, and 58,333 shares of FSC Preferred Stock at a purchase price of $1,000 per share, less the FSC Securities actually purchased by Management Investors pursuant to
Section 2.2(f);

            (f) NSC shall cause Fairchild Parent to sell to Management Investors such of the FSC Securities as would otherwise be purchased by Investor pursuant to Section 2.2(e) in such amounts and to such Management Investors as shall have been designated by Investor to Fairchild Parent in writing prior to Closing at the purchase prices set forth in Section 2.2(e);

            (g) Fairchild Parent shall contribute the cash proceeds from the sale of FSC Securities to the capital of Fairchild;

            (h) Fairchild shall obtain the proceeds of the Financing;
and

            (i) Fairchild shall repay the Purchase Price Note in cash.

            The parties acknowledge that it is their intention that the foregoing transactions all occur at the Closing on the Closing Date.

     2.3. The Closing. (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York commencing at 9:00 a.m., local time, on a date mutually agreed upon by the parties as soon as reasonably practicable following satisfaction of the conditions set forth in Articles VII and VIII hereof, or at such other time and place as the parties may mutually agree (the "Closing Date"). The effective time of the transactions contemplated hereby shall be deemed to be the opening of business on the Closing Date.

            (b) At the Closing,

                (i) Fairchild and NSC shall make the closing deliveries required by the Asset Agreement;

                (ii) Fairchild Parent shall deliver to NSC against payment therefor certificates representing the FSC Class A Common Stock, FSC Class B Common Stock, FSC Preferred Stock and NSC Note being purchased by NSC pursuant to Section 2.2(b), and NSC shall deliver to Fairchild Parent certificates representing all of the outstanding shares of Fairchild Common Stock accompanied by duly executed stock transfer powers;

                (iii) Fairchild shall deliver to NSC the Cash Payment by wire transfer of immediately available funds to an account designated by NSC to Investor in writing at least three business days prior to Closing; and

                (iv) Fairchild Parent shall deliver to Investor and the Management Investors against payment therefor, certificates representing the FSC Class A Common Stock, FSC Class B Common Stock and FSC Preferred Stock being purchased by Investor and the Management Investors pursuant to Sections 2.2(e) and 2.2(f), respectively.

                               ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF NSC

     NSC represents and warrants to Investor as follows:

     3.1. Organization. NSC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and corporate authority to execute, deliver, and perform the Transaction Agreements and to consummate the transactions contemplated hereby and thereby.

     3.2. Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by NSC of the Transaction Agreements and the consummation by NSC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NSC. The Transaction Agreements have been duly and validly executed and delivered by NSC and constitute the valid and binding obligations of NSC, enforceable against NSC in accordance with their respective terms. The execution, delivery, and performance by NSC of the Transaction Agreements and the consummation by NSC of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule, or regulation to which NSC is subject, (ii) violate any order, judgment, or decree applicable to NSC or (iii) violate any provision of the charter or the by-laws of NSC; except, in the case of (i) or (ii), for violations that in the aggregate would not
(x) materially hinder or impair the consummation of the transactions contemplated hereby or thereby or (y) materially interfere with the ability of Fairchild to conduct the Business after the Closing in substantially the same manner in which the Business was conducted prior to the Closing.

     3.3. Consents. Except as set forth in Schedule 3.3, no consent, approval, or authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by NSC in connection with the execution, delivery and performance by NSC of the Transaction Agreements or the taking by NSC of any other action contemplated hereby or thereby, except for any of the foregoing that in the aggregate would not (i) materially hinder or impair the consummation of the transactions contemplated hereby or thereby or (ii) materially interfere with the ability of Fairchild to conduct the Business after the Closing in substantially the same manner in which the Business was conducted prior to the Closing.

     3.4. Litigation. Except as set forth on Schedule 3.4, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of NSC, threatened (i) against NSC or any of its Affiliates which if adversely determined would (x) materially hinder or impair the ability of NSC to perform its obligations under the Transaction Agreements or (y) have a Material Adverse Effect, or (ii) that seek to enjoin or obtain damages (which damages would reasonably be expected to have a material adverse change in or effect upon the business, financial condition or results of operations of the Business taken as a whole) in respect of the consummation of the transactions contemplated hereby or thereby. Neither NSC nor any of its Affiliates is subject to any outstanding orders, rulings, judgments, or decrees that would (i) materially hinder or impair the ability of NSC to perform its obligations under the Transaction Agreements or (ii) have a Material Adverse Effect.

     3.5. Brokers. NSC has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's or investment banker's fee or commission, which is payable by Investor, Fairchild Parent or Fairchild, or which could create a lien on any of the Purchased Assets, as a result of the transactions contemplated hereunder.

     3.6.  Purchase for Investment.  NSC is purchasing the FSC
Securities and the NSC Note pursuant to this Agreement for investment and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities laws.

     3.7. Asset Purchase Agreement Representations. The representations and warranties set forth in the Asset Agreement (as modified by the schedules thereto) in the form attached hereto are true and correct as of the date hereof with the same force and effect as though such representations and warranties have been made on, as of and with reference to the date hereof, except those representations and warranties that address matters only as of a particular date which shall be true and correct as of that date.


                               ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Investor hereby represents and warrants to NSC as follows:

      4.1. Organization. Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite limited liability company power and limited liability company authority to carry on its business as it is now being conducted, to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.

      4.2. Power and Authority; Effect of Agreement. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Investor. This Agreement has been duly and validly executed and delivered by Investor and constitutes the valid and binding obligation of Investor, enforceable against Investor in accordance with its terms. The execution, delivery, and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule, or regulation to which Investor or any of its Affiliates is subject,
(ii) violate any order, judgment, or decree applicable to Investor or any of its Affiliates or (iii) violate any provision of the organization documents of Investor or any of its Affiliates; except, in the case of
(i) and (ii), for violations that in the aggregate would not (x) materially hinder or impair the consummation of the transactions contemplated hereby or (y) materially interfere with the ability of Fairchild to conduct the Business after the Closing in substantially the same manner in which the Business was conducted prior to the Closing.

      4.3. Consents. Except as set forth in Schedule 4.3, no consent, approval, or authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by Investor in connection with the execution, delivery and performance by Investor of this Agreement or the taking by Investor of any other action contemplated hereby, except for any of the foregoing that in the aggregate would not (i) materially hinder or impair the consummation of the transactions contemplated hereby or thereby or (ii) materially interfere with the ability of Fairchild to conduct the Business after the Closing in substantially the same manner in which the Business was conducted prior to the Closing. No statute, rule or regulation, or order of any court or administrative agency prohibits Investor from consummating the transactions contemplated hereby.

      4.4. Litigation. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of Investor, threatened
(i) against Investor or any of its Affiliates which if adversely determined would (x) materially hinder or impair the ability of Investor to perform its obligations under this Agreement or (y) materially decrease the value of the Purchased Assets as a whole, or (ii) that seek to enjoin or obtain damages (which damages could reasonably be expected to have a material adverse change in or effect upon the business, financial condition or results of operations of Investor taken as a whole) in respect of the consummation of the transactions contemplated hereby. Neither Investor nor any of its Affiliates is subject to any outstanding orders, rulings, judgments, or decrees that would have a material adverse effect on the ability of Investor to perform its obligations under this Agreement.

      4.5. Brokers. Investor has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's or investment banker's fee or commission as a result of the transactions contemplated hereunder.

      4.6. Purchase for Investment. Investor is purchasing the FSC Securities being purchased by it pursuant to Section 2.2(e) for investment and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities laws.

      4.7. Financing. Investor or CVC has received and delivered to NSC (a) a commitment from Credit Suisse First Boston, Bankers Trust New York Corporation and CIBC Wood Gundy Securities Corp. attached as
Exhibit 4.7A, (b) a commitment from Bankers Trust Company, Credit Suisse First Boston and Canadian Imperial Bank of Commerce attached as Exhibit 4.7B and (c) a commitment from CVC attached as Exhibit 4.7C (collectively, the "Commitment Letters"). The Commitment Letters are sufficient to provide the Financing, have been duly accepted by Investor and are in full force and effect. All fees required to be paid by Investor or CVC on or prior to the date hereof in respect of the Commitment Letters have been paid by Investor or CVC.

      4.8. Ownership of Investor. CVC, employees, officers and directors of CVC and corporations, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers, and directors hold in the aggregate no less than a majority of the economic interests in Investor.

      4.9. Inspections. Investor is an informed and sophisticated participant in the transactions contemplated by this Agreement and has undertaken such investigation, and has been provided with and has evaluated certain documents and information in connection with the execution, delivery and performance of this Agreement. Investor acknowledges that it is engaging in the transactions contemplated hereby without any representation or warranty, express or implied, by NSC or any of its Affiliates, except as expressly set forth in the Transaction Agreements. In furtherance of the foregoing, and not in limitation thereof, Investor acknowledges that, except as expressly set forth in the Transaction Agreements, no representation or warranty, express or implied, of NSC or any of its advisors, including, without limitation, Deutsche Morgan Grenfell, BA Partners, NSC's lawyers (other than the opinions of such lawyers delivered in connection with this Agreement), KPMG Peat Marwick (except in connection with financial statements prepared by such accountants accompanied by an opinion of such accountants thereon) or any of their respective Affiliates or representatives, with respect to the Business (including, without limitation, the Evaluation Materials (as defined in the Asset Agreement), the Confidential Offering Memoranda (as provided to Investor pursuant to the Confidentiality Agreement), any other information provided to Investor pursuant to the Confidentiality Agreement and any financial projection or forecast delivered to Investor with respect to the revenues or profitability which may arise from the Business either before or after the Closing Date) shall form the basis of any claim against NSC or any of its advisors, or any of their respective Affiliates or representatives. With respect to any financial projections or forecasts delivered on behalf of NSC to Investor, Investor acknowledges that there are uncertainties inherent in attempting to make such projections and forecasts and that it is familiar with such uncertainties.

      4.10. Asset Agreement. Investor acknowledges that Fairchild will have ongoing obligations under the Asset Agreement and the Operating Agreements.


                               ARTICLE V

                           COVENANTS OF NSC

     NSC hereby covenants and agrees with Investor as follows:

     5.1. Fulfillment of Agreements. NSC shall use its Best Efforts to cause all of the conditions to the obligations of Investor under Article VII of this Agreement to be satisfied on or prior to Closing. NSC shall promptly notify Investor of any event or fact coming to NSC's attention prior to Closing which causes any of its representations, warranties, covenants or agreements contained in any Transaction Agreement that are qualified by materiality limitations with respect to the Business as a whole to be inaccurate and those that are not qualified by materiality limitations with respect to the business as a whole to be inaccurate in any material respect with respect to the Business as a whole. From and after the date hereof and pending the Closing, NSC shall promptly notify Investor of the occurrence of any condition or development (exclusive of general economic or industry factors affecting business in general) coming to NSC's attention of a nature that is materially adverse to the business, financial condition or results of operations of the Business. NSC shall, and shall cause Fairchild Parent and Fairchild to, cooperate with Investor (at Investor's expense and assuming adequate indemnification (including control person liability on any securities placements)) with respect to the Financing and take all actions and do all things reasonably necessary, proper or advisable to assist Investor in securing the Financing.

     5.2. Access, Information and Documents. From and after the date hereof and pending the Closing, upon reasonable notice, NSC will give to Investor and to Investor's counsel, accountants and other representatives and financing sources full access during normal business hours to all of the properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants relating to the Business and will furnish to Investor all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of the Business as Investor may reasonably request; provided, that no such access shall unreasonably interfere with NSC's operation of its business, including, without limitation, the Business; and provided further, that all information received by Investor or any of Investor's counsel, accountants and other representatives and financing sources from NSC and NSC's counsel, accountants and other representatives shall be subject to the provisions of the Confidentiality Agreement.

     5.3. Consents. NSC will use its Best Efforts, and will cooperate with Investor, to secure all consents, approvals, authorizations, exemptions and waivers from third parties (including any required pursuant to the Hart-Scott-Rodino Antitrust Improvements act of 1976, as amended (the "HSR Act")), set forth on Schedule 3.3 or otherwise required in order to enable NSC to effect the transactions contemplated hereby.

     5.4. Conduct of Business. From and after the date hereof and pending Closing, and unless Investor shall otherwise consent or agree in writing, NSC covenants and agrees that:

           (a) Ordinary Course. The Business will be conducted only in the ordinary course and consistent with past practice, including billing, shipping and collection practices, inventory transactions and payment of accounts payable.

           (b)  Preservation of Business.  NSC will use its Best
Efforts to preserve the business organization of the Business intact in all material respects, to keep available in all material respects to the Business the services of the present officers and employees of the Business, and to preserve in all material respects for the Business the good will of the material suppliers, material customers and others having material business relations with the Business.

           (c) Material Transactions. NSC will not, and will cause its Affiliates not to:

                  (i) enter into any contract or commitment relating to the Business the performance of which may extend beyond the Closing, except those made in the ordinary course of business the terms of which are consistent with past practice or those the obligations of NSC under which do not exceed $100,000;

                  (ii) enter into any employment or consulting contract or arrangement with any Person relating to the Business which is not terminable at will, without penalty or continuing obligation, subject to the requirements and restrictions of applicable labor and employment laws and regulations, other than consulting and employment agreements entered into in the ordinary course of business consistent with past practice;

                  (iii) sell, transfer, lease or otherwise dispose of any assets which would constitute Purchased Assets if the Closing were to occur on the date of such disposition, other than in the ordinary course of business and consistent with past practice;

                  (iv) incur, create, assume or suffer to exist any mortgage, pledge, lien, restriction, encumbrance, tenancy, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any Purchased Assets, except for (A) the incurrence, creation, assumption or sufferance to exist of any of the foregoing that does not result in any obligations of NSC or its Affiliates in excess of $100,000, (B) the incurrence, creation, assumption or sufferance to exist of any mechanics' liens and purchase money interests that may arise on the acquisition of supplies, materials or equipment or (C) Assumed Liabilities (provided that to the extent any Assumed Liability is incurred, created or assumed after the date hereof, such Assumed Liability was incurred, created or assumed in the ordinary course of business consistent with past practice);

                  (v) increase or otherwise change the compensation payable or to become payable to any officer, employee or agent of the Business, except in the ordinary course of business consistent with past practice;

                  (vi) waive any substantial right of the Business, other than for consideration in the ordinary course of business consistent with past practice;

                  (vii) take any action or omit to take any action which will result in a violation of any applicable law or cause a breach of any agreements, contracts or commitments by the Business, in each case, which, individually or in the aggregate, is material to the Business as a whole; or

                  (viii) enter into any agreement to do any of the foregoing.

     5.5. Capitalization; Liabilities. Immediately prior to the Closing (except as set forth in Section 2.2): (i) the authorized capital stock of Fairchild Parent shall consist solely of (a) 70,000 shares of FSC Preferred Stock, (b) 30,000,000 shares of FSC Class A Stock and
(c) 30,000,000 shares, of FSC Class B Stock; (ii) the FSC Securities issued pursuant to Article II of this Agreement shall be the only issued and outstanding shares of capital stock of Fairchild Parent issued or outstanding immediately prior to the Closing; (iii) the authorized capital stock of Fairchild shall consist solely of 1,000 shares of Fairchild Common Stock; (iv) all of the issued and outstanding shares of capital stock of Fairchild shall be held beneficially and of record by Fairchild Parent, free and clear of any lien, security interest, restriction, encumbrance or claim; (v) there shall be no outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of Fairchild Parent or Fairchild or securities convertible into or exchangeable for any of such capital stock; (vi) Fairchild Parent shall not have any liabilities or obligations other than pursuant to the NSC Note and Delaware franchise taxes incident to its organization; and (vii) Fairchild shall not have any liabilities or obligations other than the Assumed Liabilities, pursuant to the Asset Agreement and the Operating Agreements and Delaware franchise taxes incident to its organization.

     5.6. Competing Financings. From the date hereof through the Closing Date, NSC shall not engage in any competing issues of debt securities or commercial bank facilities as described in and during the period set forth in the Senior Subordinated Notes/Commitment Letter included in the Commitment Letters (the "First Boston Commitment Letter").


                              ARTICLE VI

                        COVENANTS OF INVESTOR

     6.1. Fulfillment of Agreements. Investor shall use its Best Efforts to cause all of the conditions to the obligations of NSC under
Article VIII of this Agreement to be satisfied on or prior to the Closing and shall cooperate with NSC in obtaining the Title Policies (as defined in the Asset Agreement) and Surveys (as defined in the Asset Agreement). Investor shall promptly notify NSC in writing of any event or fact which represents or is likely to cause a breach of any of its representations, warranties, covenants or agreements contained herein.

     6.2. Consents. Investor will use its Best Efforts, and will cooperate with NSC, to secure all consents, approvals, authorizations, exemptions, and waivers from third parties (including any required pursuant to the HSR Act) as set forth on Schedule 3.3 or otherwise required in order to enable Investor to effect the transactions contemplated hereby.

     6.3.  Financing.  In the event that a condition set forth in
Section 7.1 through 7.9 or Article VIII has not been satisfied or waived prior to the date on which CVC's right to deliver a purchase request under the First Boston Commitment Letter is terminated and as a result the Fairchild Companies shall not have obtained the proceeds of the Financing, Investor shall use its reasonable efforts to obtain the Financing.


                              ARTICLE VII
     CONDITIONS TO INVESTOR'S OBLIGATIONS

     The obligation of Investor to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction (or waiver) at or prior to the Closing of all of the following conditions:

     7.1. Bringdown of Representations and Warranties. The representations and warranties of NSC contained in the Transaction Agreements that are qualified by materiality limitations with respect to the Business as a whole shall be true and correct and those that are not qualified by materiality limitations with respect to the Business as a whole shall be true and correct in all material respects with respect to the Business as a whole, in each case as of the time of Closing with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, except those representations and warranties that address matters only as of a particular date which, if qualified by materiality limitations with respect to the Business as a whole, shall be true and correct and, if not qualified by materiality limitations with respect to the Business as a whole, shall be true and correct in all material respects with respect to the Business as a whole, as of that date and Investor shall have received a certificate to such effect signed by an executive officer of NSC.

     7.2. Performance and Compliance. NSC shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by the Transaction Agreements to be performed or complied with by it on or before the Closing and Investor shall have received a certificate to such effect, signed by an executive officer of NSC.

     7.3. Opinion of Counsel. Investor shall have received from Wachtell, Lipton, Rosen & Katz, counsel for NSC, and John M. Clark, III, General Counsel of NSC, opinions dated the date of the Closing collectively substantially to the effect set forth in Exhibit 7.3. In rendering such opinions, such counsel may rely on matters involving the application of laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware or laws of the United States upon the opinion of other counsel of good standing who are satisfactory to the counsel relying thereon, provided that NSC shall furnish a copy of any such opinions to Investor and the counsel relying thereon shall state that such other opinion is satisfactory in scope and form.

     7.4. Satisfactory Instruments. All instruments and documents reasonably required on NSC's part to effectuate and consummate the transactions contemplated hereby shall be delivered to Investor and shall be in form and substance reasonably satisfactory to Investor and its counsel in all material respects.

     7.5. Required Consents. All consents and approvals of third parties to the transactions contemplated hereby (including the consents and approvals which are (a) set forth on Schedule 7.5, (b) material to the Business or (c) necessary for Fairchild to conduct the Business after the Closing in substantially the same manner in which the Business was conducted prior to the Closing) shall have been obtained (except for such consents and approvals (other than those set forth on Schedule 7.5) that if not obtained would not in the aggregate have a material adverse effect on the Business as a whole), and all waiting periods specified by law the passing of which are necessary for the consummation of such transactions (including without limitation the waiting period under the HSR Act, if applicable) shall have passed or been terminated.

     7.6. Litigation. No statute, rule or regulation, or order of any court or administrative agency, shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Investor's ability to acquire the FSC Securities to be acquired by it pursuant to this Agreement, Fairchild Parent's ownership or control of Fairchild or Fairchild's ownership or control of the Purchased Assets (other than the Non-Assignable Assets) or the Business and there shall not have been threatened by any Governmental Authority, nor shall there be pending by any Person, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by the Transaction Agreements or seeking monetary relief (which monetary relief would reasonably be expected to have a material adverse change in or effect upon the business, financial condition or results of operations of the Business taken as a whole) by reason of the consummation of such transactions.

     7.7. Ancillary Agreements. The Asset Agreement and the Operating Agreements shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect. NSC and Fairchild Parent shall have executed and delivered the Shareholders Agreement.

     7.8. Absence of Changes. There shall not have occurred or been threatened (i) since May 26, 1996, any material adverse change (or series of changes constituting a material adverse change) in the operations, properties, financial condition or reasonable prospects of the Business taken as a whole, or (ii) since the date of this Agreement, any "Market Disruption Event." As used herein, "Market Disruption Event" shall mean (a) any suspension or limitation of trading in securities generally on the New York Stock Exchange (not including any suspension or limitation of trading in any particular security as a result of computerized trading limits), or any setting of minimum prices for trading on such exchange; (b) any banking moratorium declared by U.S. Federal or New York authorities; (c) any outbreak or escalation of major hostilities in which the Unites States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency; or (d) any other material adverse change in bank or capital market conditions that has had a material adverse effect on the syndication of bank credit facilities or the consummation of high yield offerings.

     7.9. Timely Satisfaction of Conditions. This Section 7.9 shall only apply if a condition set forth in Sections 7.1 through 7.8 or
Article VIII has not been satisfied or waived prior to the date on which CVC's right to deliver a purchase request under the First Boston Commitment Letter is terminated and as a result Investor shall not have obtained the proceeds of the Financing. In such event, the obligation of Investor to consummate the transactions contemplated by this Agreement shall be subject to the further condition that the Fairchild Companies shall have obtained the proceeds of the Financing.


     ARTICLE VIII

     CONDITIONS TO NSC'S OBLIGATIONS

     The obligation of NSC to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction (or waiver) at or prior to the Closing of all of the following conditions:

     8.1. Bringdown of Representations and Warranties. The representations and warranties of Investor contained in this Agreement that are qualified by materiality limitations shall be true and correct and those that are not qualified by materiality limitations shall be true and correct in all material respects, in each case as of the time of Closing with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, except those representations and warranties that address matters only as of a particular date which, if qualified by materiality limitations, shall be true and correct and, if not qualified by materiality limitations, shall be true and correct in all material respects, as of that date, and NSC shall have received a certificate to such effect signed by an executive officer of Investor.

     8.2. Performance and Compliance. Investor shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing and NSC shall have received a certificate to such effect, signed by an executive officer of Investor.

     8.3. Opinion of Counsel. NSC shall have received from Dechert Price & Rhoads, counsel for Investor, an opinion dated the date of the Closing substantially to the effect set forth in Exhibit 8.3.

     8.4. Satisfactory Instruments. All instruments and documents reasonably required on Investor's part to effectuate and consummate the transactions contemplated hereby shall be delivered to NSC and shall be in form and substance reasonably satisfactory to NSC and its counsel in all material respects.

     8.5. Required Consents. All consents and approvals of third parties to the transactions contemplated hereby (including the consents and approvals which are (a) set forth on Schedule 7.5, (b) material to the Business or (c) necessary for Fairchild to conduct the Business after the Closing in substantially the same manner in which the Business was conducted prior to Closing) shall have been obtained (except for such consents (other than those set forth on Schedule 7.5) that if not obtained would not in the aggregate have a material adverse effect on the Business as a whole), and all waiting periods specified by law the passing of which are necessary for the consummation of such transactions (including without limitation the waiting period under the HSR Act, if applicable) shall have passed or been terminated.

    8.6.	Litigation.  No statute, rule or regulation, or order
of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened by any Governmental Authority, nor shall there be pending by any Person, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by the Transaction Agreements or seeking monetary relief (which monetary relief would reasonably be expected to have a material adverse change in or effect upon the business, financial condition or results of operations of Investor taken as a whole) by reason of the consummation of such transactions.

     8.7. Ancillary Agreements.  Investor and Management
Investors shall have executed and delivered the Shareholders Agreement.


     ARTICLE IX

     CERTAIN ADDITIONAL COVENANTS

     9.1. Termination.

          (a) When Agreement May Be Terminated. This Agreement may be terminated at any time prior to Closing:

                   (i)  by mutual consent of Investor and NSC;

                   (ii) by Investor if there has been a material breach by NSC of any of its representations, warranties or covenants under the Transaction Agreements which breach is not curable, or, if curable, is not cured within thirty days of written notice thereof;

                   (iii) by NSC if there has been a material breach by Investor of any of its representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within thirty days of written notice thereof; or

                   (iv) by either party if the Closing shall not have occurred prior to October 31, 1997.

          (b) Effect of Termination. In the event of termination of this Agreement by either Investor or NSC, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either Investor or NSC or any of their respective officers or directors, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that under no circumstances shall such liabilities include any consequential or incidental damages; provided, further, that the obligations of the parties set forth in Section 9.2 hereof shall survive such termination.

     9.2. Costs, Expenses and Taxes. Each party to this Agreement will bear all the fees, costs and expenses which are incurred by it in connection with the transactions contemplated hereby; provided, however, that the filing fees for the HSR Act and any similar foreign clearances or approvals shall be paid equally by NSC and Investor; and provided, further, that if the Closing occurs, all fees and expenses of Investor shall be borne by Fairchild.

     9.3. Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Promptly after the date hereof, Investor and NSC will file the required notifications, if any, with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("Department") pursuant to and in compliance with the HSR Act and filings required to obtain any necessary foreign approvals. The parties hereto shall not intentionally or negligently delay submission of information requested by FTC and Department under the HSR Act and shall use their respective Best Efforts promptly to supply, or cause to be supplied, such information and shall use their Best Efforts to obtain early termination of the applicable waiting period.

     9.4. No Setoff.   A purported failure of performance by a party
under a Transaction Agreement, the Shareholders Agreement or the NSC Note shall not reduce the rights of, or result in a claim of set-off against, such party under any other Transaction Agreement, the Shareholders Agreement or the NSC Note. The rights and obligations of the parties to each of the foregoing agreements shall be deemed to be, and shall be construed as, independent of the rights and obligations of each such party to each of the other such agreements.


     ARTICLE X

     INDEMNIFICATION

     10.1. Indemnification By NSC. NSC hereby agrees to indemnify and hold harmless Investor and the Fairchild Companies from and against any Damages arising out of or resulting from (i) the breach or inaccuracy of any representation or warranty made by NSC in this Agreement, other than the representation of NSC in Section 3.7; or (ii) the breach by NSC of any covenant contained in this Agreement. Notwithstanding anything to the contrary contained herein, if as of the Closing, Investor has actual knowledge of the breach by NSC, or the inaccuracy, of any representation or warranty made by NSC in this Agreement, and NSC does not have such actual knowledge, then (A) Investor shall not be entitled to indemnification from NSC with respect to such breach or inaccuracy and
(B) the Closing shall be deemed to be a waiver by Investor of any claim for Damages with respect to such breach or inaccuracy and no other remedy, set-off or indemnity shall be applicable.

     10.2. Indemnification by Investor. Investor hereby agrees to indemnify and hold harmless NSC from and against any Damages arising out of or resulting from (i) the breach or inaccuracy of any representation or warranty made by Investor in this Agreement; or (ii) the breach by Investor of any covenant contained in this Agreement. Notwithstanding anything to the contrary contained herein, if as of the Closing, NSC has actual knowledge of the breach by Investor, or the inaccuracy, of any representation or warranty made by Investor in this Agreement, and Investor does not have such actual knowledge, then (A) NSC shall not be entitled to indemnification from Investor with respect to such breach or inaccuracy and (B) the Closing shall be deemed to be a waiver by NSC of any claim for Damages with respect to such breach or inaccuracy and no other remedy, set-off or indemnity shall be applicable.

     10.3.  General Indemnification Procedures.

            (a) In the event that any party incurs or suffers any Damages with respect to which indemnification may be sought by such party pursuant to this Article X, the party seeking indemnification (the "Indemnitee") must assert the claim by giving written notice (a "Claim Notice") to the party from whom indemnification is sought (the "Indemnitor"). The Claim Notice must state the nature, basis and amount (if known) of the claim in reasonable detail based on the information available to the Indemnitee and, if the Claim Notice is being given with respect to a third party claim, it must be accompanied by a copy of any written notice of the third party claimant. If the Claim Notice is being given by reason of any third party claim, it shall be given in a timely manner but in no event more than 30 days after the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Claim Notice within such time period shall not relieve the Indemnitor of any liability for indemnification under this Article X, except to the extent that the Indemnitor is prejudiced thereby. If the amount of the claim is not known at the time the Claim Notice is given, the Indemnitee shall also give notice of such amount to the Indemnitor at such time as the amount of the claim is reasonably ascertainable. Each Indemnitor to whom a Claim Notice is given shall respond to any Indemnitee that has given a Claim Notice (a "Claim Response") within 30 days (the "Response Period") after the date that the Claim Notice is received by Indemnitor. Any Claim Response shall specify whether or not the Indemnitor given the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice, in whole or in part. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then such claim shall be conclusively deemed to be an obligation of such Indemnitor. If any Indemnitor shall be obligated to indemnify an Indemnitee hereunder, such Indemnitor shall pay to such Indemnitee within 30 days after the last day of the applicable Response Period (or at such later time as the amount is ascertainable) the amount to which such Indemnitee shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Agreement, the Indemnitor and the Indemnitee shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within 20 days, the Indemnitee may pursue whatever legal remedies may be available for the recovery of the Damages claimed from any Indemnitor. If any Indemnitor fails to pay all or any part of any indemnification obligation on or before the later to occur of (x) 30 days after the last day of the applicable Response Period, and
(y) if the Claim Notice relates to Damages that have not been liquidated as of the date of the Claim Notice, the date on which all or any part of such Damages shall have become liquidated and determined, then the Indemnitor shall also be obligated to pay to the Indemnitee interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate of ten percent.

          (b) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Damages that the Indemnitee believes give rise to the claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee that would have bearing on such claim.

          (c) Except as hereinafter provided, in the case of third party claims for which indemnification is sought, the Indemnitor shall have the option: (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee (which consent shall not be unreasonably withheld, it being understood that it shall not be unreasonable for the Indemnitee to withhold its consent from any settlement which (1) commits the Indemnitee to take, or to forbear to take, any action, or (2) does not provide for a complete release of the Indemnitee by such third party)), and (z) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel (a "Voluntary Participation") in any proceedings relating to any third party claim. The Indemnitor shall, within 45 days of receipt of the Claim Notice, notify the Indemnitee of its intention to assume the defense of the claim (a "Defense Notice"). Until the Indemnitee has received the Defense Notice, the Indemnitee shall take reasonable steps to defend (but may not settle) the claim.
If the Indemnitor declines to assume the defense of any such claim or fails to give a Defense Notice within 45 days after receipt of the Claim Notice, the Indemnitee shall defend against the claim but shall not settle such claim without the consent of the Indemnitor (which consent shall not be unreasonably withheld). The expenses of all proceedings, contests or lawsuits (other than those incurred in a Voluntary Participation) with respect to claims as to which a party is entitled to indemnification under this Article X shall represent indemnifiable Damages under this Agreement. Regardless of which party shall assume the defense of the claim, the parties shall cooperate fully with one another in connection therewith. Notwithstanding the foregoing, the Indemnitor shall not be entitled (except with the consent of the Indemnitee) to take any of the actions referred to in clauses (x), (y) or (z) of the first sentence of this subparagraph unless: (a) the third party claim involves principally monetary damages; and (b) the Indemnitor shall have expressly agreed in writing that, as between the Indemnitor and the Indemnitee, the Indemnitor shall be solely obligated to satisfy and discharge such third party claim. Damages payable hereunder shall be appropriately adjusted to reflect the receipt of insurance proceeds, tax benefits and detriments and proceeds received with respect to condemnation, expropriation or eminent domain proceedings.


     ARTICLE XI

     MISCELLANEOUS

     11.1. Nature and Survival of Representations. The representations, warranties, covenants and agreements of NSC and Investor contained in this Agreement shall survive the Closing; provided, however, that the representation of NSC contained in Section
3.7 shall not survive the Closing and the covenants and agreements of NSC contained in Article V of this Agreement, other than those contained in Section 5.4(c)(iii) and Section 5.5, shall not survive the Closing.

	11.2.	Notices.  All notices and other communications hereunder
shall be in writing and shall be deemed to have been duly given (i) three Business Days after mailing if mailed by certified or registered mail, return receipt requested, (ii) one Business Day after delivery to Federal Express or other nationally recognized overnight express carrier, if sent for overnight delivery with fee prepaid, (iii) upon receipt if sent via facsimile with receipt confirmed, or (iv) upon receipt if delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other:

          If to Investor:

               c/o Citicorp Venture Capital Ltd.
               399 Park Avenue, 14th Floor
               New York, New York 10043
               Attention: Richard M. Cashin, Jr.
               Fax No.: (212) 888-2940

          With a required copy to:

          Dechert Price & Rhoads
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19103
          Attention: G. Daniel O'Donnell
          Fax No.: (215) 994-2222

          If to NSC, to:

          National Semiconductor Corporation
          2900 Semiconductor Drive
          Santa Clara, CA 95052
          Attention: General Counsel
          Fax No.: (408) 733-0293

          With a required copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, NY 10019
          Attention: Barry A. Bryer
          Fax No.: (212) 403-2000

     11.3. Entire Agreement. The agreement of the parties, which is composed of this Agreement and the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

     11.4. Assignment; Binding Effect; Severability. This Agreement may not be assigned by any party hereto without the written consent of the other party; provided that Investor may assign its rights but not its obligations hereunder to Management Investors designated by Investor as set forth in Section 2.2(f); provided further that Investor and the Fairchild Companies may assign their rights hereunder as collateral security to any bona fide financial institution engaged in financing in the ordinary course providing financing to consummate the transactions contemplated hereby or any bona fide financial institution engaged in financing in the ordinary course through whom such financing is refunded, replaced, or refinanced and any of the foregoing financial institutions may, in enforcing its rights in connection with such financing, assign such rights or cause Investor and the Fairchild Companies to assign their rights in connection with a sale of FSC, Fairchild or the business in the form then being conducted by Fairchild substantially as an entirety. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party, in which event the parties shall use Best Efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

     11.5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

     11.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

     11.7. Public Announcement. Prior to Closing, neither Investor nor NSC shall, without the approval of the other party hereto, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the party shall use its Best Efforts to advise the other party thereof and the parties shall use their Best Efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to (a) implement the provisions of this Agreement (including the Financing) or (b) comply with accounting, securities laws and Securities and Exchange Commission disclosure obligations. Investor will provide NSC with a reasonable opportunity to review and comment on any references to NSC made by Investor (and shall not include any such references to NSC without the written consent of NSC, which consent shall not be unreasonably withheld or delayed) in any written materials that are intended to be filed with the Securities and Exchange Commission in connection with obtaining the Financing or intended to be distributed to prospective purchasers pursuant to an offering made under Rule 144A promulgated under the Securities Act of 1933 in connection with obtaining the Financing.

     11.8. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any person other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, other than the rights to indemnification from NSC to the Fairchild Companies pursuant to Article X, or (ii) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement, other than the rights to indemnification from NSC to the Fairchild Companies pursuant to Article X.

     11.9. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     11.10. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Each party will provide such certificates from appropriate officers thereof confirming compliance by such party with the terms of this Agreement as may reasonably be requested by the other party at Closing.

     11.11. Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                      NATIONAL SEMICONDUCTOR CORPORATION


                      By:    //s// DONALD MACLEOD
                             ---------------------
                      Name:  Donald Macleod
                      Title: Executive Vice President & Chief Financial
                             Officer


                      STERLING HOLDING COMPANY, LLC

                      By: CITICORP VENTURE CAPITAL LTD.,
                          a member


                      By:   //s//PAUL C. SCHORR IV
                            -----------------------
                            Name: Paul C. Schorr IV
                            Title: Vice President

     The undersigned hereby represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, has all requisite corporate power and corporate authority to execute, deliver, and perform the following guarantee and the following guarantee constitutes the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. The undersigned hereby unconditionally and irrevocably guarantees the performance by Investor of its obligations under this Agreement to be performed by Investor on or prior to Closing.

CITICORP VENTURE CAPITAL LTD.



By:  //s// RICHARD M. CASHIN JR.
    ----------------------------
    Name: Richard M. Cashin Jr.
    Title: President



Exhibit 99                                      NEWS RELEASE

For more information:

   P.R.: Bill Callahan           Financial:  Jim Foltz
         (408) 721-2871                      (408) 721-5693
         bill.callahan@nsc.com               invest.group@nsc.com

NATIONAL SEMICONDUCTOR ANNOUNCES
COMPLETION OF SALE OF FAIRCHILD BUSINESSES

Santa Clara, CA, March 11, 1997 -- National Semiconductor Corporation today announced the completion of its previously announced sale of National's Fairchild businesses, consisting of a broad portfolio of logic, discrete and non-volatile memory semiconductor devices aimed at high-volume markets.
     Fairchild Semiconductor's management and Sterling, LLC, a Citicorp Venture Capital, Ltd. portfolio investment in related businesses, led the $550-million recapitalization of Fairchild Semiconductor. National Semiconductor Corporation retains a minority equity interest in Fairchild Semiconductor. The transaction provides for continuing commercial cooperation between Fairchild and National for a substantial transition period. National expects to record a gain on the sale after determining final divestiture costs and transition liabilities.
     Brian L. Halla, chairman and CEO of National Semiconductor, said, "This sale enables each company to concentrate on its core competencies to maximize their businesses, which operate with very different strategies and success models.
     "National can now focus more closely on delivering highly integrated systems solutions based on our analog and mixed signal expertise addressing solutions for the information highway, communications, consumer and personal systems marketplace."
     Kirk P. Pond, chairman and CEO of Fairchild Semiconductor, said, "This transition to independent status unlocks the inherent value in Fairchild. As a leading supplier of multimarket products, we are committed to providing and delivering the best portfolio of logic, discrete power and signal, and non-volatile memory technologies in the industry. We can now also move forward and separately grow the Fairchild business."